--------------------------------------------------------------------------------

                                                                    EXHIBIT 24.2

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that William L. Roper, M.D., M.P.H. appoints and constitutes Mark B. Chandler, Ph.D. and James L. Persky, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute any and all amendments to Luminex Corporation's Registration Statement on Form S-1 (SEC No. 333-96317) (the "Registration Statement"), and to sign any and all registration statements relating to the same offering of securities as the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, together with all exhibits thereto, with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., and such other agencies, offices and persons as may be required by applicable law, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

                                                /s/ William L. Roper, M.D.,
                                                       M.P.H.
                                          _____________________________________
                                              William L. Roper, M.D., M.P.H.

Date: March 9, 2000

--------------------------------------------------------------------------------